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                                                                   EXHIBIT 21.1



                            SEER TECHNOLOGIES, INC.
                              List of Subsidiaries


DOMESTIC COMPANIES

Parent Company:

       SEER Technologies, Inc.

       Date of Incorporation:     03/06/90
       State of Incorporation:    Delaware

Subsidiary:

       SEER  Technologies (Worldwide Holdings) Limited

       Date of Incorporation:     02/26/92
       State of Incorporation:    Delaware

FOREIGN SUBSIDIARIES

Argentina:

       SEER Technologies de Argentine S.A.

       Date of Incorporation:     09/20/96


Australia:

       SEER Technologies Australia Pty Limited

       Date of Registration:      08/09/93


Barbados:

       SEER Technologies FSC, Inc.

       Date of Registration:      12/27/95


Benelux:

       Seer Technologies Benelux B.V.

       Date of Registration:      09/25/92

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Brazil:

       SEER Technologies do Brazil Ltda.

       Date of Registration:      12/09/93


Canada:

       SEER Technologies Canada, Inc.

       Domestic Province:         Ontario
       Date of Registration:      05/18/94


Denmark:

       SEER Technologies Denmark ApS

       Date of Registration:      04/01/94


France:

       SEER Technologies France S.A.R.L.

       Date of Incorporation:     06/09/95


Germany:

       SEER Technologies Europe (Deutschland) GmbH

       Date of Registration:      11/19/92


Hong Kong:

       SEER Technologies Hong Kong Limited

       Date of Registration:      12/14/94


Ireland:

       SEER Technologies Ireland Limited

       Date of Registration:      03/11/95


Italy:

       SEER Technologies Italia S.r.L.

       Date of Registration:      08/07/92


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Mexico:

       SEER Technologies de Mexico S.A. de C.V.

       Date of Registration:    11/08/95


Korea:

       SEER Korea Co., Limited

       Date of Registration:    07/07/97


Sweden:

       SEER Technologies Nordic AB

       Date of Registration:    07/09/92


Singapore:

       SEER Technologies Singapore Pty Lte.

       Date of Incorporation:   02/11/95


Spain:

       SEER Technologies Espana, S.L.

       Date of Registration:    07/22/93


United Kingdom:

       SEER Technologies (U.K.) Limited

       Date of Registration:    01/07/92


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